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                                                                    Exhibit 1(a)

                           ARTICLES OF INCORPORATION

                                      OF

                       HILLIARD LYONS GROWTH FUND, INC.

                                   ARTICLE I

     THE UNDERSIGNED, William G. Strench, whose address is 2450 Meidinger Tower, Louisville, Kentucky 40202, being at least 18 years of age, does hereby act as an incorporator and forms a corporation, under and by virtue of the Maryland General Corporation Law.

                                  ARTICLE II

                                     NAME

     The name of the Corporation is Hilliard Lyons Growth Fund, Inc.

                                  ARTICLE III

                              PURPOSES AND POWERS

     The Corporation is formed for the following purposes:

     (1) To conduct and carry on the business of an investment company.

     (2) To hold, invest and reinvest its assets in securities and other investments or to hold part or all of its assets in cash.

     (3) To issue and sell shares of its capital stock in such amounts and on such terms and conditions and for such purposes and for such amount or kind of consideration as may now or hereafter be permitted by law.
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     (4) To redeem, purchase or acquire in any other manner (all without the vote or consent of the stockholders of the Corporation) shares of its capital stock, in any manner and to the extent now or hereafter permitted by law and by these Articles of Incorporation.

     (5) To enter into a written contract or contracts with any person or persons providing for a delegation of the management of all or part of the Corporation's securities portfolio and also for the delegation of the performance of various administrative or corporate functions, subject to the direction of the Board of Directors. Any such contract or contracts may be made with (i) any person even though such person may be an officer, other employee, director or stockholder of the Corporation of (ii) a corporation, partnership, trust or association in which any such officer, other employee, director or stockholder may be interested.

     (6) To enter into a written contract or contracts appointing one or more underwriters, distributors or agents for the sale of the shares of the Corporation on such terms and conditions as the Board of Directors of the Corporation may deem reasonable and proper, and to allow such person or persons a commission on the sale of such shares. Any such contract or contracts may be made with (i) any person even though such person may be an officer, other employee, director or stockholder of the Corporation or (ii) a corporation, partnership, trust or association in which any such

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officer, other employee, director or stockholder may be interested.

     (7) To enter into a written contract or contracts employing such custodian or custodians for the safekeeping of the property of the Corporation and of its shares, such dividend disbursing agent or agents, such transfer agent or agents and registrar or registrars for its shares, and such agent or agents for accounting and other administrative services on such terms and conditions as the Board of Directors of the Corporation may deem reasonable and proper for the conduct of the affairs of the Corporation, and to pay the fees and disbursements of such custodians, dividend disbursing agents, transfer agents, registrars and accounting and administrative services agents out of the income and/or any other property of the Corporation. Notwithstanding any other provision of the Articles of Incorporation or the Bylaws of the Corporation, the Board of Directors may cause any or all of the property of the Corporation to be transferred to, or to be acquired and held in the name of, a custodian so appointed or any nominee or nominees of the Corporation or nominee or nominees of such custodian satisfactory to the Board of Directors.

     (8) To employ the same person, partnership, association, trust or corporation in any multiple capacity under Sections (5), (6) and (7) of this
Article III and/or to provide securities brokerage services with respect to


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transactions in the Corporation's portfolio securities, and to pay compensation from the Corporation to such person, partnership, association, trust or corporation in as many capacities as such person, partnership, association, trust or corporation shall serve the Corporation.

     (9) To do any and all additional acts and to exercise any and all additional powers or rights as may be necessary, incidental, appropriate or desirable for the accomplishment of all or any of the foregoing purposes.

     The Corporation shall be authorized to exercise and enjoy all of the powers, rights and privileges granted to, or conferred upon, corporations by the Maryland General Corporation Law now or hereafter in force, and the enumeration of the foregoing shall not be deemed to exclude any powers, rights or privileges so granted or conferred.

                                  ARTICLE IV

                      PRINCIPAL OFFICE AND RESIDENT AGENT
                      -----------------------------------

     The post office address of the principal office of the Corporation in the State of Maryland is c/o The Corporation Trust Company Incorporated, 32 South Street, Baltimore, Maryland 21201. The name and address of the resident agent of the Corporation in the State of Maryland is The Corporation Trust Company Incorporated, a Maryland corporation, 32 South Street, Baltimore, Maryland 21202.

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                                   ARTICLE V
                                 CAPITAL STOCK
                                 -------------

     (1) The total number of shares of capital stock that the Corporation shall have authority to issue is one hundred and fifty million (150,000,000) shares, of the par value of one-tenth of one cant ($.001) per share and of the aggregate par value of One Hundred Fifty Thousand Dollars ($150,000.00) all of which one Hundred Fifty Million (150,000,000) shares are designated Common Stock. Unless otherwise prohibited by law, so long as the Corporation is registered as an open-end investment company under the Investment Company Act of 1940 (the "1940 Act"), the Board of Directors shall have the power and authority, without the approval of the holders of any outstanding shares, to increase or decrease the number of shares of capital stock that the Corporation has authority to issue.

     (2) The Corporation may issue fractional shares. Any fractional share shall carry proportionately the rights of a whole share including, without limitation, the right to vote and the right to receive dividends. A fractional share shall not, however, have the right to receive a certificate evidencing it.

     (3) All persons who shall acquire stock in the Corporation shall acquire the same subject to the provisions of these Articles of Incorporation and the Bylaws of the Corporation.

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     (4) No holder of stock of the Corporation by virtue of being such a holder shall have any right to purchase or subscribe for any shares of the Corporation's capital stock or any other security that the Corporation may issue or sell other than a right that the Board of Directors in its discretion may determine to grant.

     (5) The Board of Directors shall have authority by resolution to classify and reclassify any authorized but unissued shares of capital stock from time to time by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of the capital stock.

     (6) Each stockholder of any class of Common Stock shall be entitled to one vote for each share of Common Stock then standing in the stockholder's name on the books of the Corporation. At all meetings of the stockholders, the holders of one-third of the shares of capital stock of the Corporation entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for the transaction of any business, except as otherwise provided by statute or by the Articles of Incorporation, and a majority of all votes cast at a meeting at which a quorum is present shall constitute the action of such meeting.

     (7) Notwithstanding any provision of law requiring any action to be taken or authorized by the affirmative vote of

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a greater proportion of the votes of all classes or of any class of stock of the
Corporation, such action shall be effective and valid if taken or authorized by the affirmative vote of a majority of the total number of votes entitled to be cast thereon, except as otherwise provided in these Articles of Incorporation.

                                  ARTICLE V1
                                  REDEMPTION
                                  ----------

     (1) Upon the qualification of the Corporation as an open-end investment company or at such other time as the Board of Directors may determine is appropriate, and to the extent the Corporation has funds or other property legally available therefor, each holder of shares of Common Stock of the Corporation shall be entitled to require the Corporation to redeem all or any part of the shares of Common Stock of the Corporation standing in the name of such holder on the books of the Corporation, and all shares of Common Stock issued by the Corporation shall be subject to redemption by the Corporation, at the redemption price of such shares as in effect from time to time as determined by the Board of Directors in accordance with the provisions hereof, subject to the right of the Board of Directors to suspend the right of redemption of shares of Common Stock of the Corporation or postpone the date of payment of such redemption price in accordance with provisions of applicable law, including:

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     (i) for any period (A) during which the New York Stock Exchange is closed other than customary weekend and holiday closings, or (B) during which trading on the New York Stock Exchange is restricted;

     (ii) for any period during which an emergency, as defined by the rules of the Securities and Exchange Commission or any successor thereto, exists as a result of which (A) disposal by the Corporation of securities owned by it is not reasonably practicable, or (B) it is not reasonably practicable for the Corporation to fairly determine the value of its net assets; or

     (iii) for such periods as the Securities and Exchange Commission or any successor thereto may by order permit for the protection of stockholders of the Corporation.

     (2) Without limiting the generality of the foregoing, the Corporation shall, to the extent permitted by applicable law, have the right at any time to redeem the shares of Common Stock owned by any stockholder (i) if such redemption is, in the opinion of the Board of Directors of the Corporation, desirable in order to prevent the Corporation from being deemed a "personal holding company" within the meaning of the Internal Revenue Code of 1986, as amended, or (ii) if the value of such shares of Common Stock in the account of such stockholder maintained by the Corporation or its transfer agent for any class of Common Stock is less than

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Five Hundred Dollars ($500.00) and such stockholder is allowed thirty (30) days to make additional purchases of shares before such redemption is processed by the Corporation, in each case subject to such further terms and conditions as the Board of Directors may from time to time adopt. The redemption price of shares of Common Stock shall, except as otherwise provided in this Article VI, be the net asset value thereof as determined by the Board of Directors from time to time in accordance with the provisions of applicable law, less such redemption fee or other charge, if any, as may be fixed by resolution of the Board of Directors. Payment of the redemption price shall be made in cash by the Corporation in such manner as may be determined from time to time by the Board of Directors unless, in the opinion of the Board of Directors, which shall be conclusive, conditions exist which make payment wholly in cash unwise or undesirable; in such event the Corporation may make payment wholly or partly by securities or other property included in the assets belonging or allocable to the class of shares the redemption of which is being sought, the value of which shall be determined as provided herein.

     (3) Except as otherwise permitted by the 1940 Act, payment of the redemption price of shares of any class for which redemption is being sought pursuant to this Article V1 shall be made by the Corporation within seven days after

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receipt by the Corporation or its authorized agent of the redemption request in proper form.

     (4) In the absence of any specification as to the purposes for which shares are redeemed or repurchased by the Corporation, all shares so redeemed or repurchased shall be deemed to be acquired for retirement in the sense contemplated by the laws of the State of Maryland. Shares of any class retired by repurchase or redemption shall thereafter have the status of authorized but unissued shares of that class.


                                  ARTICLE VII


                                   DIRECTORS
                                   ---------

     (1) The number of directors of the Corporation shall be five, which number may be increased or decreased pursuant to the Bylaws of the Corporation, but shall never be less than the minimum permitted by the General Laws of the State of Maryland now or hereafter in force. Unless otherwise provided by the Bylaws of the Corporation, the directors of the Corporation need not be stockholders.

     (2) The following individuals shall act as initial directors of the Corporation until the first annual meeting of stockholders and until their successors are elected and qualified: Gilbert L. Pamplin, Donald F. Kohler, Dillman A. Rash, Frank P. Doheny, Jr. and John C. Owens.

     (3) The Bylaws of the Corporation may prescribe the tenure of office of directors of the Corporation and may

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divide the directors of the Corporation into classes and prescribe the tenure of office of the several classes, except that the term of office of a director may not be longer than five years or, except in the case of an initial or substitute director, shorter than the period between annual meetings, and the term of office of at least one class shall expire each year.

     (4) Stockholders of the Corporation may remove a director by the affirmative vote of a majority of the Corporation's outstanding shares.


                                 ARTICLE VIII

                 MANAGEMENT OF THE AFFAIRS OF THE CORPORATION
                 --------------------------------------------

     In furtherance, and not in limitation, of the powers conferred by the laws of the State of Maryland, the Board of Directors is expressly authorized:

     (1) To make, alter or repeal the Bylaws of the Corporation, except where such power is reserved by the Bylaws to the stockholders, and except as otherwise required by the 1940 Act.

     (2) From time to time to determine whether and to what extent and at what times and places and under what conditions and regulations the books and accounts of the Corporation, or any of them other than the stock ledger, shall be open to the inspection of the stockholders; provided that no stockholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by law

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or authorized by resolution of the Board of Directors or of the stockholders.

     (3) Without the assent or vote of the stockholders, to authorize the issuance from time to time of shares of the stock of any class of the Corporation, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable.

     (4) Without the assent or vote of the stockholders, to authorize and issue obligations of the Corporation, secured and unsecured, as the Board of Directors may determine, and to authorize and cause to be executed mortgages and liens upon the property of the Corporation, real and personal.

     (5) Notwithstanding anything in these Articles of Incorporation to the contrary, to establish in its absolute discretion the basis or method for determining the value of the Corporation's assets, and the net asset value of each share of capital stock of the Corporation for purposes of sales, redemptions, repurchases of shares or otherwise.

     (6) To determine in accordance with generally accepted accounting principles and practices what constitutes net profits, earnings, surplus or net assets in excess of capital, and to determine what accounting periods shall be used by the Corporation for any purpose, whether annual or any other period, including daily; to set apart out of any funds of the Corporation such reserves for such purposes as it shall determine and to abolish the same; to declare and

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pay any dividends and distributions in cash, securities or other property from surplus or any funds legally available therefor at such intervals (which may be as frequently as daily) or on such periodic basis, as it shall determine; to declare such dividends or distributions, by means of a formula or other method of determination, at meetings held less frequently than the frequency of the effective dates of such declarations; to establish payment dates for dividends or any other distributions on any basis, including dates occurring less frequently than the effective dates of declarations thereof; and to provide for the payment of declared dividends on a date earlier or later than the specified payment date in the case of stockholders of the Corporation redeeming their entire ownership of shares of any class of the Corporation.

     (7) In addition to the powers and authorities granted herein and by statute expressly conferred upon it, the Board of Directors is authorized to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of Maryland law, the Articles of Incorporation and the Bylaws of the Corporation.



                                   ARTICLE IX

                                 INDEMNIFICATION
                                 ---------------
     (1) The Corporation shall indemnify to the fullest extent permitted by the Maryland General Corporation Law, as

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amended from time to time, each of its directors and officers (including persons who serve at the Corporation's request as directors, officers or trustees of another organization in which the Corporation has any interest as a stockholder, creditor or otherwise) (hereinafter referred to as a "Covered Person") against all liabilities and expenses, including, but not limited to, amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees reasonably incurred by any Covered Person in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or legislative body, in which such Covered Person may be or may have been involved as a party or otherwise or with which such Covered Person may be or may have been threatened, while in office or thereafter, by reason of being or having been such a Covered Person.

     (2) The right of indemnification hereby provided shall not be exclusive of or affect any other rights to which such Covered Person may be entitled. As used in this Article IX, the term "Covered Person" shall include such person's heirs, executors and administrators. Nothing contained in this Article IX shall affect any rights to indemnification to which personnel of the Corporation (other than directors or officers) and other persons may be entitled by contract or otherwise under law, nor the power of the Corporation to purchase and maintain liability insurance on behalf of any

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such person; provided, however, that the corporation shall not purchase or maintain any such liability insurance in contravention of applicable law, including without limitation the 1940 Act.

     (3) To the fullest extent permitted by the Maryland General Corporation Law, as amended from time to time, no director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for money damages, except to the extent such exemption from liability or limitation thereof is not permitted by the 1940 Act, as such statute is now or hereafter in force, except that such indemnity shall not protect any such person against any liability to the Corporation or any stockholder thereof to which such person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office.


                                   ARTICLE X

                                  AMENDMENTS
                                  ----------

     The Corporation reserves the right from time to time to make any amendment to these Articles of Incorporation, now or hereafter authorized by law, including any amendment that alters the contract rights of any outstanding stock.


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                                  ARTICLE XI
                                 MISCELLANEOUS


     So long as permitted by Maryland law, the books of the Corporation may be kept outside of the State of Maryland at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.



     IN WITNESS WHEREOF, I have adopted and signed these Articles of Incorporation and do hereby acknowledge that the adoption and signing are my act.


                                       By: /s/ WILLIAM G. STRENCH
                                          -----------------------
                                               Incorporator

Dated: September 4, 1991
       -----------------


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